Exhibit 99.3

bluebird bio and Bristol-Myers Squibb Present Updated Data from Ongoing Phase 1 Study of BCMA-Targeted CAR T Cell Therapy bb21217 in Relapsed/Refractory Multiple Myeloma at 61st ASH Annual Meeting and Exposition

Safety profile consistent with known toxicities of CAR T therapies

CAR T persistence observed in 8/10 evaluable responders at Month 6 and 2/2 evaluable responders at Month 18

CAMBRIDGE, Mass., & PRINCETON, NJ – December 9, 2019 – bluebird bio, Inc. (Nasdaq: BLUE) and Bristol-Myers Squibb (NYSE: BMY) announced updated safety and efficacy results from the ongoing Phase 1 study (CRB-402) of bb21217, an investigational BCMA-targeted chimeric antigen receptor (CAR) T cell therapy being studied in patients with relapsed/refractory multiple myeloma (R/RMM). The data were presented at the 61st American Society of Hematology (ASH) Annual Meeting and Exposition in Orlando, Florida.

bb21217 is an investigational BCMA-targeted CAR T cell therapy that uses the idecabtagene vicleucel (ide-cel; bb2121) CAR molecule and is cultured with the PI3 kinase inhibitor (bb007) to enrich for T cells displaying a memory-like phenotype with the intention to increase the in vivo persistence of CAR T cells.

“Early data from the CRB-402 study in heavily pre-treated patients (median of six prior lines) with relapsed/refractory multiple myeloma demonstrate the potential for durable responses following bb21217 CAR T cell treatment, with a median duration of response of 11.1 months at the 150 x 106 CAR+ T cell dose level,” said David Davidson, M.D., chief medical officer, bluebird bio. “Consistent with the hypothesis underlying the bb21217 program that memory-like phenotype T cells may survive longer in vivo, we have observed durable CAR T cell persistence in evaluable patients (n=2/2) with ongoing response at up to 18 months following treatment. We are continuing to recruit additional patients in the study and performing ongoing assessments of the functional persistence of bb21217, as well as its potential correlation to durability of response.”

CRB-402, the first in-human study of bb21217 in patients with R/RMM, is designed to assess the primary endpoint of safety as well as other pre-defined endpoints including efficacy and pharmacokinetics measurements. CRB-402 is a two-part, open-label, multi-site Phase 1 study of bb21217 in adults with R/RMM with a projected final enrollment of 74 patients. The dose escalation part of CRB-402 is complete, and the dose expansion part of the study is ongoing.

“The data of CRB-402 provide additional support that targeting BCMA with a CAR T therapy could be beneficial in treating relapsed/refractory multiple myeloma, particularly for heavily pre-treated patients,” said Kristen Hege, M.D., Senior Vice President, Hematology/Oncology and Cell Therapy, Early Clinical Development for Bristol-Myers Squibb. “We have observed durable responses with bb21217 in this study and look forward to further results.”

“One of the challenges in treating patients with relapsed/refractory multiple myeloma is that they often become resistant to currently available therapies and response durations generally shorten with each subsequent therapy,” said presenting author Jesus G. Berdeja, M.D., Sarah Cannon Center for Blood Cancers, Nashville, Tennessee. “In this heavily-treated patient population, we are encouraged by the results with bb21217 treatment in this ongoing study.”

As of the September 4, 2019 cutoff date, data include results for 38 treated patients. Twenty-four patients received bb21217 in the dose escalation cohort at three dose levels (12 at 150 x 106 CAR+ T cells; six at 300 x 106 CAR+ T cells; and six at 450 x 106 CAR+ T cells). Fourteen additional patients received bb21217 in the dose expansion cohort at two dose levels (8 at 300 x 106 CAR+ T cells and 6 at 450 x 106 CAR+ T cells). The patients had a median of six prior lines of therapy (min – max; 3 – 17 lines) and 82% had at least one prior autologous stem cell transplant. High-risk cytogenetics were reported in 34% of patients and 95% of patients received prior treatment with an anti-CD38 antibody. All patients treated in CRB-402 (n=38) had previously received at least three prior lines of therapy, including an immunomodulatory agent and proteasome inhibitor. The enrollment criteria for the dose expansion cohort required all enrolled patients (n=14) to be refractory to their last prior line of therapy and have previously received an anti-CD38 antibody.

Safety Results

As of the data cutoff, the adverse events observed with bb21217 were consistent with known toxicities of CAR T therapies, regardless of dose level.

Of the 38 treated patients, the most common Grade 3/4 toxicities include neutropenia (82%), leukopenia (55%), thrombocytopenia (55%), anemia (50%), lymphopenia (34%), hypophosphatemia (21%), hyponatremia (13%) and febrile neutropenia (11%). Grade 3/4 infections were reported in seven patients (18%).

Twenty-five of 38 patients (66%) developed bb21217-related cytokine release syndrome (CRS); 12 Grade 1, 11 Grade 2, one Grade 3 and one Grade 5 (death). The fatal CRS event occurred at the 450 x 106 CAR+ T cells dose level, after 15 days of follow-up. Nine of 38 (24%) patients developed neurotoxicity; three Grade 1, three Grade 2, two Grade 3 (one with vertigo/dizziness and one with encephalopathy) and one Grade 4 (encephalopathy, previously reported). For the one patient previously reported with Grade 4 neurotoxicity, Grade 3 CRS was also reported, and both have resolved.

Efficacy Results

As of the data cutoff, 33 of the 38 patients were evaluable for clinical response as defined per the International Myeloma Working Group Uniform Response Criteria for multiple myeloma.

Twelve patients were evaluable in the 150 x 106 CAR+ T cells cohort, with a median follow-up of 17.6 months (min – max; 12 – 23 months). Ten of 12 (83%) evaluable patients (defined as treated patients with ≥ two months of response data or progressive disease/death/lost to follow-up within <=2 months) in the 150 x 106 CAR+ T cells cohort demonstrated clinical response, including four with a stringent complete response (sCR) or complete response (CR), and six with a very good partial response (VGPR). Among the ten confirmed responders, the median duration of response was 11.1 months (95% Confidence Interval (CI); 3.3 – not estimable).

As of the data cutoff, follow-up within the two higher dose cohorts (300 x 106 and 450 x 106 CAR+ T cells) remains early and none of the confirmed responders have experienced disease progression. In the 300 x

106 CAR+ T cells cohort, 14 patients were evaluable for response and six of the 14 (43%) evaluable patients demonstrated clinical response, including four with a VGPR and two with a partial response (PR), with a median follow-up of four months (min – max; 2 – 10 months). In the 450 x 106 CAR+ T cells cohort, seven patients were evaluable for response and four of the seven (57%) evaluable patients demonstrated clinical response, including one with a sCR, two with a VGPR and one with a PR, with a median follow-up of 3.3 months (min – max; <1 – 6 months).

Evidence of myeloma in the bone marrow, known as minimal residual disease (MRD), was undetectable by next-generation sequencing at a sensitivity level of 10-5 in 94% (n=16/17) of all confirmed responders who had evaluable bone marrow samples (patients with > PR and > 1 valid post-baseline MRD assessment).

As of the data cutoff, CAR T cell persistence was observed in eight of ten patients with ongoing response and evaluable at six months, and two out of two patients with ongoing response and evaluable at 18 months.

The dose expansion part of the CRB-402 study is ongoing to further recruit patients and explore bb21217 at the 450 x 106 CAR+ T cells dose cohort, assess functional persistence of bb21217 and durability of response.

About bb21217 for Multiple Myeloma

bb21217 is an investigational BCMA-targeted CAR T cell therapy that uses the ide-cel CAR molecule and is cultured with the PI3 kinase inhibitor (bb007) to enrich for T cells displaying a memory-like phenotype with the intention to increase the in vivo persistence of CAR T cells bb21217 is being developed in partnership between bluebird bio and Bristol-Myers Squibb.

The clinical development program for bb21217 includes the ongoing Phase 1 CRB-402 study. CRB-402 is the first-in-human study of bb21217 in patients with R/RMM, designed to assess safety, pharmacokinetics, efficacy and duration of effect. CRB-402 is a two-part (completed dose escalation and ongoing dose expansion), open-label, multi-site Phase 1 study of bb21217 in adults with R/RMM with a projected final enrollment of 74 patients. For more information visit: clinicaltrials.gov using identifier NCT03274219.

bb21217 is not approved for any indication in any geography.

About Multiple Myeloma

Multiple myeloma is a cancer of certain cells in the blood, called plasma cells. The cause of multiple myeloma is not known, and currently there is no cure. However, there are a number of treatment options available that can lead to response. For some people with multiple myeloma, response can last many years. Patients who have already been treated with some available therapies but continue to have progression of their disease have “relapsed” and “refractory” multiple myeloma, meaning their cancer has reoccurred after they have received initial treatments. Patients with relapsed and refractory multiple myeloma have fewer treatment options.

About bluebird bio, Inc.

bluebird bio is pioneering gene therapy with purpose. From our Cambridge, Mass., headquarters, we’re developing gene therapies for severe genetic diseases and cancer, with the goal that people facing potentially fatal conditions with limited treatment options can live their lives fully. Beyond our labs, we’re working to positively disrupt the healthcare system to create access, transparency and education so that gene therapy can become available to all those who can benefit.

bluebird bio is a human company powered by human stories. We’re putting our care and expertise to work across a spectrum of disorders including cerebral adrenoleukodystrophy, sickle cell disease, β-thalassemia and multiple myeloma, using three gene therapy technologies: gene addition, cell therapy and (megaTAL-enabled) gene editing.

bluebird bio has additional nests in Seattle, Wash.; Durham, N.C.; and Zug, Switzerland. For more information, visit bluebirdbio.com.

Follow bluebird bio on social media: @bluebirdbio, LinkedIn, Instagram and YouTube.

bluebird bio is a trademark of bluebird bio, Inc.

About Bristol-Myers Squibb

Bristol-Myers Squibb is a global biopharmaceutical company whose mission is to discover, develop and deliver innovative medicines that help patients prevail over serious diseases. For more information about Bristol-Myers Squibb, visit us at BMS.com or follow us on LinkedIn, Twitter, YouTube, Facebook and Instagram.

Bristol-Myers Squibb: Advancing Cancer Research

At Bristol-Myers Squibb, patients are at the center of everything we do. The goal of our cancer research is to increase quality, long-term survival and make cure a possibility. We harness our deep scientific experience, cutting-edge technologies and discovery platforms to discover, develop and deliver novel treatments for patients.

Building upon our transformative work and legacy in hematology and Immuno-Oncology that has changed survival expectations for many cancers, our researchers are advancing a deep and diverse pipeline across multiple modalities. In the field of immune cell therapy, this includes registrational chimeric antigen receptor (CAR) T-cell agents for numerous diseases, and a growing early-stage pipeline that expands cell and gene therapy targets, and technologies. We are developing cancer treatments directed at key biological pathways using our protein homeostasis platform, a research capability that has been the basis of our approved therapies for multiple myeloma and several promising compounds in early to mid-stage development. Our scientists are targeting different immune system pathways to address interactions between tumors, the microenvironment and the immune system to further expand upon the progress we have made and help more patients respond to treatment. Combining these approaches is key to delivering new options for the treatment of cancer and addressing the growing issue of resistance to immunotherapy. We source innovation internally, and in collaboration with academia, government, advocacy groups and biotechnology companies, to help make the promise of transformational medicines a reality for patients.

Bristol-Myers Squibb Cautionary Statement Regarding Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 regarding, among other things, the research, development and commercialization of pharmaceutical products. All statements that are not statements of historical facts are, or may be deemed to be, forward-looking statements. Such forward-looking statements are based on historical performance and current expectations and projections about our future financial results, goals, plans and objectives and involve inherent risks, assumptions and uncertainties, including internal or external factors that could delay, divert or change any of them in the next several years, that are difficult to predict, may be beyond our control and could cause our future financial results, goals, plans and objectives to differ materially from those expressed in, or implied by, the statements. These risks, assumptions, uncertainties and other factors include, among others, that future study results will be consistent with the results to date, that bb21217 may not achieve its primary study endpoints or receive regulatory approval for the indication described in this release in the currently anticipated timeline or at all and, if approved, whether such product candidate for such indication described in this release will be commercially successful. No forward-looking statement can be guaranteed. Forward-looking statements in this press release should be evaluated together with the many risks and uncertainties that affect Bristol-Myers Squibb’s business and market, particularly those identified in the cautionary statement and risk factors discussion in Bristol-Myers Squibb’s Annual Report on Form 10-K for the year ended December 31, 2018, as updated by our subsequent Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings with the Securities and Exchange Commission. The forward-looking statements included in this document are made only as of the date of this document and except as otherwise required by applicable law, Bristol-Myers Squibb undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, changed circumstances or otherwise.

Bluebird bio Cautionary Statement Regarding Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 regarding, among other things, the research, development and commercialization of pharmaceutical products. All statements that are not statements of historical facts are, or may be deemed to be, forward-looking statements. Such forward-looking statements are based on historical performance and current expectations and projections about our future financial results, goals, plans and objectives and involve inherent risks, assumptions and uncertainties, including internal or external factors that could delay, divert or change any of them in the next several years, that are difficult to predict, may be beyond our control and could cause our future financial results, goals, plans and objectives to differ materially from those expressed in, or implied by, the statements. These risks, assumptions, uncertainties and other factors include, among others, that future study results will be consistent with the results to date, that bb21217 may not achieve its primary study endpoints or receive regulatory approval for the indication described in this release in the currently anticipated timeline or at all and, if approved, whether such product candidate for such indication described in this release will be commercially successful, and that the collaboration with Bristol-Myers Squibb may not continue or be successful. No forward-looking statement can be guaranteed. Forward-looking statements in this press release should be evaluated together with the many risks and uncertainties that affect bluebird bio’s business, particularly those identified in the risk factors discussion in bluebird bio’s Annual Report on Form 10-K for the year ended December 31, 2018, as updated by our subsequent Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings with the Securities and Exchange Commission. The forward-looking statements included in this document are made only as of the date of this document and except as otherwise required by applicable law, bluebird bio undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, changed circumstances or otherwise.

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